EXHIBIT 99.1

Harbinger Group Inc. Establishes Energy Operating Business through $725 Million Joint Venture with EXCO Resources

—	Transaction further diversifies HGI by establishing new Energy operating business to complement existing, highly-successful Consumer Products and Insurance & Financial Services businesses
—	HGI to have approximately 75% equity interest in partnership holding long-life, low geological-risk conventional oil and gas assets that generate steady production and reliable cash flows
—	With transaction completion, HGI expects dividends from all subsidiaries to comfortably exceed $100 million annually and to surpass HGI’s existing interest and dividend payments
—	Transaction also offers additional value accretion potential as natural gas prices continue to recover over the long term
—	Experienced EXCO team will continue to manage and grow the assets for increased shareholder value

NEW YORK – November 5, 2012 -- Harbinger Group Inc. ("HGI" or the "Company"; NYSE: HRG) today announced a joint venture with EXCO Resources, Inc. (“EXCO”; NYSE: XCO) to create a private oil and gas limited partnership (the “Partnership”) that will purchase and operate EXCO’s producing U.S. conventional oil and gas assets, for a total consideration of $725 million.

Under the terms of the agreement, the Partnership will own EXCO’s conventional oil and natural gas assets in West Texas including and above the Canyon Sand formation as well as in the Danville, Waskom, Holly and Vernon fields in East Texas and North Louisiana.  The more than 520 billion cubic feet equivalent (Bcfe) of estimated proved reserves are approximately 82% proved developed producing, with long-lived and predictable production profiles.  Approximately 84% of the reserves are natural gas (55% of current revenues), 8% are oil (35% of current revenues), and 8% are natural gas liquids (10% of current revenues). The assets include about 1,400 producing wells and approximately 124,000 net leasehold acres, of which 91% are held by production. Additionally, EXCO and HGI intend to opportunistically add incremental cash flow to the Partnership through the acquisition of other mature, conventional assets over time.

"This is an exciting transaction for HGI that adds a long-life, proven conventional oil and gas business with strong cash flows to our group of diversified businesses,” said HGI's President, Omar Asali.  “We believe this deal will create long-term value by anchoring our new energy operating business with a long-duration gas asset at a time when natural gas is trading near historically-low levels.  Our permanent capital structure enables us to take a long-term view on the value of natural gas, while we benefit from reliable cash streams from conservatively-hedged producing wells.  The cash flow from the Partnership, together with dividends from our other operating subsidiaries, is expected to comfortably exceed $100 million and more than cover HGI’s existing annual interest and dividend payments.  At the same time, we expect the Partnership will retain ample cash flow to reinvest in the business, maintain production and position it for further growth.”

“We are excited to be entering this partnership with HGI,” said Douglas Miller, EXCO’s Chief Executive Officer. “They are long-term investors who share our vision for generating value and upside potential from these assets while exploring further opportunities for both EXCO and HGI.”

Mr. Asali added, “This venture fits perfectly with our strategy of buying valuable businesses and supporting their growth and success by giving them access to long-term capital and partnering with high-quality, proven management teams.  Our relationship with EXCO goes back several years, and they are excellent operators with the right industry expertise to drive value creation for both HGI and EXCO.”

As natural gas prices begin to rise from near historical lows, this joint venture is expected to allow HGI to create significant value through its long-term exposure to a potential cyclical upturn in the natural gas market.  The Partnership also intends to conservatively hedge its production, generating reliable cash flows and protecting against unexpected, prolonged softness in natural gas prices.

The addition of an Energy business line to its business portfolio allows HGI to further diversify its sources of revenues and cash flows. The oil and gas business has traditionally exhibited low correlations to consumer products and insurance and financial services, which are HGI’s other primary businesses.

Transaction Details

Under the terms of the agreement, the Partnership will acquire oil and gas assets from EXCO for approximately $725 million of total consideration, subject to customary closing adjustments.  The purchase by the Partnership will be funded with approximately $225 million of bank debt, $372.5 million in cash contributed from HGI and $127.5 million in oil and gas properties and related assets being contributed by EXCO.  In exchange for its cash investment, HGI will receive a 75% limited partnership interest in the Partnership and a 50% member interest in the general partner of the Partnership (the “General Partner”).  The General Partner will own a 2% interest in the Partnership, thus giving HGI directly and indirectly a net 74.5% total equity interest in the Partnership.  In exchange for its asset contribution, EXCO will receive approximately $597.5 million in cash proceeds as well as a 25% limited partner interest and a 50% member interest in the General Partner, for a net 25.5% total equity interest in the Partnership.  EXCO will continue to operate the assets. The Partnership has been structured with incentive distribution rights to the General Partner intended to give EXCO upside and incentives to maintain efficient operations and grow cash flows for the benefit of all partners of the Partnership.  In addition, HGI and EXCO will each own a 50% member interest in the General Partner and each will have equal representation on the General Partner’s board of directors.

The transaction, which has been approved by the Boards of Directors of Harbinger Group Inc. and EXCO Resources, Inc., is subject to customary closing conditions, including title and environmental reviews, receipt of applicable approvals and consents and receipt of bank debt at the Partnership in accordance with the terms of the purchase agreement.  The transaction is expected to close in early 2013.

HGI’s financial advisor for this transaction is Citigroup and its legal advisors were Andrews Kurth LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP.

The foregoing summary does not purport to be a complete description of the transaction and related agreements. Interested parties should read HGI’s other announcements and public filings regarding this transaction and related agreements by reviewing HGI’s filings with the Securities and Exchange Commission (www.sec.gov).

About Harbinger Group Inc.

Harbinger Group Inc. (“HGI”; NYSE: HRG) is a diversified holding company. HGI’s principal operations are conducted through subsidiaries that offer life insurance and annuity products, and branded consumer products such as batteries, personal care products, small household appliances, pet supplies, and home and garden pest control products. HGI is principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing its existing businesses. In addition to HGI’s intention to acquire controlling equity interests, HGI may also from time to time make investments in debt instruments and acquire minority equity interests in companies. Harbinger Group Inc. is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. For more information on HGI, visit: www.harbingergroupinc.com.

About EXCO Resources, Inc.

EXCO Resources, Inc. is an oil and natural gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in East Texas, North Louisiana, Appalachia and West Texas.

Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in the Press Release and certain oral statements made by our representatives from time to time regarding the matters discussed herein, including those statements related to the proposed transaction and its effects on HGI, including future dividends expected to be received by HGI, are or may be forward-looking statements.  Such forward-looking statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by HGI and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of HGI, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, the risk that closing of the transaction will not occur, will be delayed or will close on terms materially different than expected (including as a result of title and environmental diligence of properties to be acquired, commodity price risks, drilling and production risks), financing plans for the Partnership and the transaction, reserve estimates and values, statements about the Partnership properties and potential reserves and production levels, the ability of HGI’s subsidiaries (including the Partnership) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, that HGI may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption “Risk Factors” in HGI’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Contact information

Investors:
Harbinger Group Inc.
Investor Relations
Tara Glenn
212-906-8560
investorrelations@Harbingergroupinc.com

Media:
Jamie Tully/Michael Henson
Sard Verbinnen & Co
212-687-8080

Source: Harbinger Group Inc.